EXHIBIT 99(e)


           IN THE CIRCUIT COURT OF COLE COUNTY, MISSOURI


BLUE CROSS AND BLUE SHIELD                   )
OF MISSOURI,                                 )
a Missouri nonprofit corporation,            )
                                             )
               Plaintiff,                    )
                                             )
          vs.                                )    Case No. CV196-619CC
                                             )
JAY ANGOFF, in his official capacity         )
as the Director of the Missouri Department   )
of Insurance,                                )
                                             )
and                                          )
                                             )
the MISSOURI DEPARTMENT OF                   )
INSURANCE,                                   )
                                             )
and                                          )
                                             )
JEREMIAH W. (JAY) NIXON, in his              )
official capacity as the Attorney General    )
of the State of Missouri,                    )
                                             )
               Defendants.                   )



                                   ORDER


     On agreement by the parties, the Court orders as follows:

      1.  Robert G. Russell is appointed Special Master for the

purpose of collecting and analyzing information related to the

Settlement Agreement of September 20, 1998.  The parties are to prepare a proposed order of appointment pursuant to Missouri

Supreme Court Rule 68.01 for submission to the Court by Friday,

November 6, 1998.

      2.  The Special Master will have authority to retain

Dale C. Doerhoff and James W. Gallaher as counsel to the Special

Master and to employ such financial advisors as are approved by the Court.  Costs of Special Master, counsel and financial

advisor are to be taxed as costs of

 suit.

      3.  The stay of proceedings ordered on December 20, 1996,

remains in effect pending receipt of the appellate mandate in this case or, after notice to all parties, further order of this

Court except that the Special Master may proceed immediately with the process of collection and analysis of information related to the Settlement Agreement of September 20, 1998.





                              /s/ Thomas J. Brown, III
                              JUDGE



Dated:    11/4/98